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                                                              Exhibit 10(a)

                                 May 28, 1993




Mr. Nelson J. Rohrbach
Appleton, Wisconsin

Dear Jack:

      This will confirm that you have agreed to serve as President of the Paper Factory of Wisconsin, Inc. ("the Company"). As President, you will report directly to the Board of Directors of the Company and to the Chief Executive Officer of Gibson Greetings, Inc. and will be responsible for all of the operations of the Company as Chief Executive Officer. The following terms and conditions will govern your service to the Company.

1. You will serve the Company, whose home office shall be located in Appleton, Wisconsin, for your term of employment hereunder, on a full-time basis as Chief Executive Officer, and the Company will employ you as such, for a period of four years commencing on the date of Closing of that Stock Purchase Agreement to which you are a party and ending four years from such date unless your employment terminates (or death occurs) as hereinafter provided. Your annual salary will be your current salary which amount will be reviewed every fifteen months from your last salary adjustment and which may be adjusted from time to time by the Company throughout the term of this Agreement in accordance with the salary administration program at Gibson Greetings, Inc.

2. You will participate, subject to legal requirements and to mutually agreeable changes, to the same extent and in the same manner as you participated prior to execution of this agreement, in the Management Incentive Plan attached hereto as Exhibit A (but with the individual incentive measurements and various target levels determined by the Chief Executive Officer of Gibson Greetings, Inc.) and in the fringe benefit programs of the Company which, as examples, include the Company's 401(k) plan, the Company's vacation plan, the Company's health benefit plan, and, in your case, the provision of an automobile and Country Club dues. In addition, you will participate in a Special Bonus Plan to the extent set forth herein and in Exhibit B, which is attached to and made a part hereof. You also will be an eligible employee for purposes of consideration for participation in the Stock Option Plan of Gibson Greetings, Inc. subject to determinations of participation by the appropriate Gibson committee.








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Mr. Nelson J. Rohrbach
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3.    In the  event you  are unable  to perform your  duties hereunder  due to illness or other incapacity, which illness or incapacity continues for more than six consecutive or nonconsecutive months in any twelve-month period, the Company shall have the right, on not less than 30 days written notice to you, to terminate your employment hereunder. In the event of such termination of employment or in the case of your death:

      (a) your participation in Phase I of the Special Bonus Plan shall continue unabated for the period of such Phase I;

      (b) your participation in Phase II of the Special Bonus Plan shall terminate immediately and you shall not participate in such Phase II Bonus Plan with respect to the fiscal year in which such termination occurs or thereafter; and

      (c) your salary and participation in other fringe benefit programs and including the Company's Management Incentive Plan shall terminate as of the end of the month of terminated employment or death, provided you shall participate in the Management Incentive Plan on a prorata basis with respect to the fiscal year in which such termination or death occurs but not thereafter.

      Termination  of   employment  under  this   paragraph  shall   terminate
      provisions of this Agreement with the exception of the provisions of Paragraphs 5 and 6 of this Paragraph 3.

4. In the event you voluntarily terminate your employment during the term of this Agreement (including retirement), of if the Company terminates your employment for cause:

      (a) your participation in Phase I of the Special Bonus Plan shall continue unabated for the period of such Phase I;

      (b) your participation in Phase II of the Special Bonus Plan shall terminate immediately and you shall not participate in such Phase II Bonus Plan with respect to the fiscal year in which such termination occurs or thereafter; and

      (c) your salary and participation in other fringe benefit programs and including the Company's Management Incentive Plan shall terminate as of the date of termination and you shall not participate in such Plan with respect to the fiscal year in which such termination occurs or thereafter.







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Mr. Nelson J. Rohrbach
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      As used  herein,  "cause" shall  include, without limitation, inadequate performance, a lack of commitment to the operations of the Company, negligent performance, misconduct, a refusal to follow appropriate
      directions  or  a material  breach of  this  Agreement.   Termination of
      employment under this paragraph shall terminate provisions of this Agreement with the exception of the provisions of Paragraphs 5 and 6 and of this Paragraph 4.

5. In the event of termination of your employment hereunder for any reason, you agree that (in addition to any other restrictions applicable to you under the Stock Purchase Agreement described in Paragraph 1) for a period of one year thereafter you will not directly or indirectly engage or participate as a director, officer, employee, consultant, advisor, shareholder, partner or joint venturer in any specialty retail store engaged in the sale of paper party goods, greeting cards or gift wrap in any of the markets served by Company on the date of termination. If any of the provisions of this Paragraph 5 are held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form. Because the Company will be irreparably damaged if the provisions of this paragraph are not specifically enforced, Company shall be entitled to an injunction restraining any violation of this paragraph by you (without any bond or other security being required), or any other appropriate decree for specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which Company may have.

6. In connection with this Agreement, you agree to continue to receive Confidential Information in confidence, and not to disclose to others, assist others in the application of, or use for your own gain, such information, or any part thereof, unless and until it has become public knowledge or has come into the possession of others by legal and equitable means. You further agree that, upon termination of employment with the Company, all documents, records, notebooks, and similar writings, including copies thereof, then in your possession, whether prepared by you or by others, will be left with or returned promptly to the Company. For purposes of this Paragraph 6, "Confidential
      Information" means information concerning Company's finances, plans, sales, products, processes and services, and those of Company's parent,







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Mr. Nelson J. Rohrbach
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      subsidiaries,  divisions, and affiliates, which  is disclosed to you  or known by you as a consequence of or through your employment with the Company, and which is not generally know in the industry in which the Company or its subsidiaries, divisions or affiliates are or may become engaged.

7. So long as you are a participant in the Special Bonus Plan, the Company shall be maintained as a separate operating entity.

8. This Agreement shall inure to the benefit of and be binding upon you and your legal representatives as well as the Company, its successors and assigns including, without limitations, any person, partnership, corporation or other entity which may acquire all, or substantially all, of the Company's assets and business.

      To indicate your acceptance of and willingness to be bound by this Agreement, please sign and return one duplicate original of this letter.

                                          Yours truly,

                                          THE PAPER FACTORY OF WISCONSIN, INC.

                                          By /s/ Tom Thompson
                                             ----------------

ACCEPTED AND AGREED TO:

/s/ Nelson J. Rohrbach
- - -----------------------
Nelson J. Rohrbach

Dated: May 28, 1993





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